UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 27, 2010
Indiana Community Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On April 27, 2010, the Board of Directors of Indiana Community Bancorp (the “Company”) considered and approved amendments to three Indiana Bank and Trust Company Director Deferred Fee Agreements dated November 22, 2005, as amended as of January 1, 2006, between Indiana Bank and Trust Company (the “Bank”) and John T. Beatty, Harold Force and David W. Laitinen, each of whom is an outside Director of the Company and the Bank.

Each Second Amendment to the Indiana Bank and Trust Company Director Deferred Fee Agreement approved by the Board of Directors (the “Second Amendments”) changes the interest rate on account balances credited under the plan.  Previously, the interest rate credited on accounts before distribution has commenced was based on the trailing 3-year average ROE of the Company, provided that the rate could not exceed 12%, nor be less than 8%.  Moreover, prior to the Second Amendments, the interest rate credited on accounts after distributions have begun was equal to 2% over the average yield on the 10-year Treasury Bond for the month prior to commencement of benefit payments, provided that the rate could not exceed 12% nor be less than 8%.  The Second Amendments change both of these interest rates to the annual interest rate payable on a Single Premium Immediate Annuity providing for a 15-year term certain as quoted by Cincinnati Life Insurance Company or another comparable insurance company selected by the Board of Directors of Indiana Bank and Trust Company.

The Second Amendments are effective January 1, 2010.  As a result of the change in the definition of applicable interest rates made by the Second Amendments, the interest rate credited to the accounts of the directors for 2010 was reduced from 8% to 3.75% per year.

A copy of each of the three Second Amendments approved by the Board of Directors is attached hereto, as Exhibit 10.1 (Beatty), Exhibit 10.2 (Force) and Exhibit 10.3 (Laitinen), respectively, and each is incorporated herein by this reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders of the Company held April 27, 2010, the shareholders approved and ratified the Indiana Community Bancorp 2010 Stock Option and Incentive Plan (the “2010 Option Plan”) previously approved by the Company’s Board of Directors. A copy of the 2010 Option Plan was filed as Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2010. A copy of the 2010 Option Plan also is attached to this Report as Exhibit 10.4.

The number of shares reserved for issuance under the 2010 Option Plan is 329,925 shares of the Company’s Common Stock, without par value. Subject to the terms of the 2010 Option Plan, the Compensation Committee of the Company’s Board of Directors has sole authority to administer the 2010 Option Plan, including, without limitation: selecting participants, determining the terms of the awards to be granted, establishing rules and procedures to administer the 2010 Option Plan, and interpreting the 2010 Option Plan. Employees and directors of the Company or its subsidiaries are eligible to participate in the 2010 Option Plan.

The 2010 Option Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) unrestricted stock; and (5) performance shares or performance units. Awards may be granted singly or in combination as determined by the Compensation Committee.

Stock Options. No incentive stock option granted under the 2010 Option Plan may be exercised more than ten years after the date of grant (or, in the case of a holder of 10% or more of the Company’s voting stock, five years). Non-qualified stock options may be exercised during such period as the Compensation Committee determines at the time of grant. The exercise price of an incentive stock option will not be less than 100% (or in the case of a holder of 10% or more of the Company’s voting stock, 110%) of the fair market value of the Common Stock on the date the option is granted. The Compensation Committee will establish the exercise price of options that do not qualify as incentive stock options (non-qualified stock options) at the time the options are granted that is no less than the fair market value of the stock at the time the options are granted. To exercise an option, the participant must provide written notice to the Company. The option price may, at the sole discretion of the Compensation Committee, be paid by a participant in cash or shares of Common Stock owned by the participant for at least six months or any combination thereof. Under certain circumstances, the 2010 Option Plan permits optionees to exercise their options by delivering a notice to their broker to deliver to the Company the total option price in cash and the amount of any taxes to be withheld from the optionee’s compensation as a result of any withholding tax obligation of the Company.

Recipients of non-qualified stock option grants will enter into a Nonqualified Stock Option Agreement in the form attached hereto as Exhibit 10.5. Recipients of incentive stock option grants will enter into an Incentive Stock Option Agreement in the form attached hereto as Exhibit 10.6.

Stock Appreciation Rights (SARs). The 2010 Option Plan authorizes the Compensation Committee to grant a Stock Appreciation Right (SAR) independently of, or in tandem with, a stock option. Proceeds from SAR exercises will be paid in shares of Common Stock or in cash or a combination thereof, all in the discretion of the Compensation Committee.

Restricted Stock. While restricted stock awarded under the 2010 Option Plan would be subject to forfeiture provisions and transfer restrictions for a period of time, the 2010 Option Plan does not set forth any minimum or maximum duration for such provisions and restrictions. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing the restricted shares would be held by the Company, but the grantee generally would have all the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon. The Compensation Committee may also condition the vesting of restricted stock on the attainment of specified performance goals. Recipients of restricted stock awards will enter into an Agreement for Restricted Stock Granted Under the Indiana Community Bancorp 2010 Stock Option and Incentive Plan in the form attached hereto as Exhibit 10.7.

Unrestricted Stock. The Compensation Committee may award shares of Common Stock to participants without restrictions or payment therefor as consideration for service to the Company or other reasons as the Compensation Committee determines appropriate.

Performance Shares or Performance Units. The Compensation Committee may grant awards of performance shares or performance units which may be earned by a participant, in whole or in part, if certain goals established by the Compensation Committee (including net income, operating income, return on equity or assets, earnings per share, cash flow, cost control, share price, revenues, market share, and total return to shareholders) are achieved over a designated period of time. The Compensation Committee shall have the discretion to satisfy a participant’s performance shares or performance units by delivery of cash or Common Stock or any combination thereof.

In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following a “change in control” (as defined in the 2010 Option Plan) of the Company, the forfeiture provisions and transfer restrictions applicable to such stock lapse and the stock will become fully vested with the recipient. If the employment of a recipient of performance shares or performance units is involuntarily terminated within 18 months following a change in control, the recipient will be entitled to a pro rata payment with respect to such award to the same extent as if the recipient died or became disabled, subject to compliance with certain provisions of the Internal Revenue Code of 1986, as amended. For purposes of the foregoing, a change of control includes a person or persons acquiring 25% or more of the Company’s outstanding shares, a transaction resulting in the current directors of the Company ceasing to constitute a majority of the Board, and shareholder approval of a transaction in which the Company ceases to be an independent publicly-owned entity or in which the Company sells all or substantially all of its assets.

In the event of a tender offer or exchange offer for Common Stock (other than by the Company) or upon the occurrence of certain other events constituting a change in control, all option awards granted under the 2010 Option Plan shall become exercisable in full, unless previously exercised or terminated.

No awards have been granted under the 2010 Option Plan. The awards to be granted under the 2010 Option Plan in the future are not determinable.

Item 5.07.                      Submission of Matters to a Vote of Security Holders

On April 27, 2010, the Corporation held the Annual Meeting of Shareholders pursuant to due notice. Three directors were elected to the following terms, by the following votes. Holders of a total of 2,921,511 shares were present in person or by proxy at the meeting.

	Expiration of			Withhold
Director	Term	Votes For	Withhold Vote	Non-Votes

John T. Beatty	2013	2,147,715	73,184	700,612
William J. Blaser	2013	2,157,586	63,313	700,612
Harold Force	2013	2,147,311	73,588	700,612

The proposition described below, having received a vote, in person or by proxy, of a majority of the votes cast and entitled to vote on such proposition, was declared to be duly adopted by the shareholders of the Corporation.

				Broker
	For	Against	Abstain	Non-Votes

Approval and ratification of the Indiana Community Bancorp 2010 Stock Option and Incentive Plan	1,365,304	827,779	27,816	700,612

The propositions described below, each having received a vote, in person or by proxy, of more favorable votes than votes cast against the proposition, was declared to be duly adopted by the shareholders of the Corporation.

	For	Against	Abstain

Approval and ratification of the appointment of BKD, LLP as auditors for Indiana Community Bancorp for the year ended December 31, 2010	2,856,742	55,248	9,521

	For	Against	Abstain

Approval of compensation paid to executive officers of Indiana Community Bancorp disclosed in the Proxy Statement	2,385,157	474,457	61,897

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Second Amendment to the Indiana Bank and Trust Company Director Deferred Fee Agreement dated April 27, 2010, for John T. Beatty
10.2	Second Amendment to the Indiana Bank and Trust Company Director Deferred Fee Agreement dated April 27, 2010, for Harold Force
10.3	Second Amendment to the Indiana Bank and Trust Company Director Deferred Fee Agreement dated April 27, 2010, for David W. Laitinen
10.4	Indiana Community Bancorp 2010 Stock Option and Incentive Plan
10.5	Form of Nonqualified Stock Option Agreement
10.6	Form of Incentive Stock Option Agreement
10.7	Form of Agreement for Restricted Stock Granted Under the Indiana Community Bancorp 2010 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 29, 2010	Indiana Community Bancorp

	By:	/s/Mark T. Gorski
Mark T. Gorski Executive Vice President and Chief Financial Officer